Exhibit 9.18.1

                         Employee Benefit Plans

                             [See Attached]





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                             EXHIBIT 9.18.1
                         EMPLOYEE BENEFIT PLANS


              Benefit Plan:                    Carrier:               Policy #:           Agent             Address
              ------------                     -------                --------            -----             -------
       1.     Group Health Insurance           United Healthcare      BPL29200-25120      David Asbury      1360 Peachtree St
                                                                                                            Atlanta, GA 30309
       2.     Group Life Insurance             United Healthcare      BPL29200-25120      David Asbury      1360 Peachtree St
                                                                                                            Atlanta, GA 30309
       3.     Group Dental Insurance           The Guardian           G-318872            David Asbury      1360 Peachtree St
                                                                                                            Atlanta, GA 30309
       4.     Vacation Day Company Policy      MainStreet             Internal
       5.     Holiday Company Policy           MainStreet             Internal
       6.     Sick Day Company Policy          MainStreet             Internal
       7.     Worker's Compensation Policy     State Farm Insurance   91-ES-4565-1        Robert Giganti    3145 Tucker
                                                                                                               Norcross Rd
                                                                                                            Tucker, GA 30084

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                   Phone
                   -----
        1.         404 846 3000

        2.         404 846 3000

        3.         404 846 3000

        4.
        5.
        6.
        7.         770 491 3999



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